SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated 9 January 2009 between Doral Energy Corp., a Nevada corporation (“Borrower”), and Macquarie Bank Limited, a Bank incorporated in accordance with the laws of Australia (“Administrative Agent”) and the Lenders party to the Credit Agreement (defined below). Capitalized terms used but not defined in this Amendment have the meaning given to them in the Credit Agreement (defined below).

Background

     A. Borrower, Administrative Agent and the Lenders have previously entered into a Senior First Lien Secured Credit Agreement dated 29 July 2008 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”) for the purpose of making available to Borrower a senior, secured term loan on a non-revolving basis.

     B. Borrower, Administrative Agent and the Lenders desire to modify certain terms and conditions of the Credit Agreement.

     C. Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions of this Amendment.

Agreements

     In consideration of the mutual covenants of Borrower, Administrative Agent and the Lenders set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower, Administrative Agent and the Lenders agree as follows:

1. Amendments to Credit Agreement.

     (a) Maturity Date. Section 1.1 of the Credit Agreement is amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

     “Maturity Date” means July 30, 2011; provided, however, if Borrower fails to submit to Administrative Agent a Development Plan acceptable to Administrative Agent, in Administrative Agent’s sole discretion, by January 16, 2009, then “Maturity Date” shall mean July 30, 2009.

     (b) Permitted Uses of Tranche B-2 Advances. Section 2.3(b) of the Credit Agreement is deleted in its entirety and replaced with the following:

(b) up to Twenty-One Million Seven Hundred and Thirty Six Thousand Five Hundred and Ninety Two Dollars and Twenty Nine Cents ($21,736,592.29) of Tranche B (“Tranche B-2”) may be used, in Lenders’ sole discretion, (i) to satisfy a Borrowing Base Deficiency, (ii) for the development of the Properties pursuant to the Development Plan or as otherwise approved in writing by Lender, or (iii) for the payment of fees incurred pursuant to this Agreement.”

(c) Market Disruption. The last sentence (and only the last sentence) of Section 2.8( x)(b) is deleted and replaced with the following:

In circumstances where the Administrative Agent has issued a Market Disruption Notice to the Borrower, any LIBOR Loan affected by such Market Disruption Notice shall bear interest at such rate as the Administrative Agent shall advise Borrower compensates Lenders for the cost of funding (from any source which Administrative Agent may reasonably select) plus the Applicable Margin, or the Default Rate, if applicable, as set forth in Section 2.8(a) above.

     2. Approval of Certain Development Activities. Section 2.1(b) of the Credit Agreement requires Borrower to prepare and submit to Administrative Agent, by 16 January 2009, an initial Development Plan acceptable to Administrative Agent. As of the date of this Amendment, Borrower has not yet submitted an initial Development Plan acceptable to Administrative Agent. Borrower has, however, requested that Administrative Agent and the Lenders approve the development activities described on Annex 1 to this Amendment (the “Interim Development Activities”). Administrative Agent and the Lenders approve the Interim Development Activities, but Borrower acknowledges that the approval of the Interim Development Activities does not constitute the approval of an initial Development Plan as required by Section 2.1(b).

     3. Conditions to Effectiveness of this Amendment. Notwithstanding the other conditions to the making of any Advance under Article IX of the Credit Agreement, prior to the making of any additional Advances under the Credit Agreement, Borrower will have executed and delivered (or cause to be executed and delivered, as applicable) to Administrative Agent the following documents, each in form and substance acceptable to Administrative Agent:

(a) this Amendment; and

(b) any other document necessary or convenient in the opinion of Administrative Agent or its counsel to give effect to the modifications to the Credit Agreement contemplated by this Amendment.

     4. Reaffirmation of Representations and Warranties; Etc. Borrower, to induce Lender to enter into this Amendment, hereby reaffirms, as of the date hereof (except to the extent the previous representations and warranties speak as to a certain date), its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a) The execution and delivery of this Amendment and the performance by Borrower of its obligations under this Amendment is within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with (i) any provision of law, (ii) any of the Borrower’s respective Charter Documents, or (iii) any agreement binding upon Borrower or any of its Properties.

(b) This Amendment represents the legal, valid and binding obligations of Borrower enforceable against it in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

     5. Ratification of Liens and Security Interests. Borrower hereby (a) acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of Administrative Agent for the benefit of the Lenders in and to the Collateral and (b) represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.

     6. Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower, Administrative Agent and Lenders with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Agreement and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment. Borrower releases Administrative Agent and each of the Lenders from any liability for actions or failures to act in connection with the Loan Documents prior to the date of this Amendment. Any course of dealing among Borrower, Administrative Agent, any Lender or any other Person will not be deemed to have altered or amended the Credit Agreement or affected the rights of Borrower, Administrative Agent and each Lender to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     7. Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent or any Lender under any provision of this instrument must be in form and substance satisfactory to Administrative Agent or such Lender and its counsel.

     8. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower, Administrative Agent and each Lender to execute the same counterpart hereof so long as each of them executes a counterpart of this Amendment.

     9. Governing Law. This Amendment and all transactions provided for in this Amendment will be governed by, interpreted and construed under and enforced pursuant to the laws of the State of Texas, without regard to its conflicts of laws provisions.

     10. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures begin on the following page]

     IN WITNESS WHEREOF, the parties have executed this Amendment on 9 January 2009.

BORROWER:
Doral Energy Corp.,
a Nevada corporation

By:	/s/ Paul Kirkitelos
Name:	Paul Kirkitelos
Title:	Chairman

This is a signature page to the Second Amendment to Credit Agreement

     IN WITNESS WHEREOF, the parties have executed this Amendment on 9 January 2009.

ADMINISTRATIVE AGENT and a LENDER:
Macquarie Bank Limited,
a Bank incorporated in accordance with
the laws of Australia

By:	/s/ Katie Choi
Name:	Katie Choi
Title:	Division Director, Macquarie Bank Limited

By:	/s/ Margot Branson
Name:	Margot Branson
Title:	Associate Director, Legal Risk Management

Attachments

Annex 1 – Interim Development Activities

This is a signature page to the Second Amendment to Credit Agreement

ANNEX 1

DORAL ENERGY CORP.

Hanson Energy Acquisition Properties

PHASE 0 - Stage 1: Initial Repair Job Work Program

October 14, 2008

No.		Well Name	Description of Work	Restored Oil Prod *BO/mo*	Gross Cost *M$*
		WELL REPAIR JOBS			
1		Delhi B State #2	OFF - Repair pump, rods, tbg; Clean out.	200	20.00
2		Delhi B State #1	Repair pump, rods, tbg; Clean out.	50	20.00
3		SL Federal #1	OFF - Repair pump, rods, tbg; Clean out.	100	25.00
4		Cedar Lake #3Y	OFF - Repair pump, rods, tbg; Clean out.	50	25.00
5	PDNP	General American #1	Repair pump, rods, tbg; Clean out.	100	25.00
6	PDNP	Hudson Saikin #1	OFF - Repair pump, rods, tbg; Clean out.	40	20.00
7	PDNP	Hudson Saikin #2	Repair pump, rods, tbg; Clean out.	30	20.00
8		State B #E 2	Repair pump, rods, tbg; Clean out.	60	20.00
9	PDNP	Featherstone Fed. #1Y	Repair pump, rods, tbg; Clean out.	35	20.00
10	PDNP	Featherstone Fed. #2Y	Repair pump, rods, tbg; Clean out.	35	20.00
11	PDNP	Featherstone Fed. #3	Repair pump, rods, tbg; Clean out.	35	20.00
12	PDNP	Featherstone Fed. #4	Repair pump, rods, tbg; Clean out.	35	20.00
13		Sackett Federal #1	Repair pump, rods, tbg; Clean out.	100	25.00
14		Sackett Federal #2	Repair pump, rods, tbg; Clean out.	70	25.00
			5.0% Contingency on Costs		*15.25*
			WORK PROGRAM TOTAL	***940***	***320.25***

POTENTIAL RANGE OF GROSS PRODUCTION ADDS		**BO/mo**	**BOPD**
Gross Adds If Production Restored to Prior Rates Only	=	940	31
Gross Add if Production Restored With 10% Improvement	=	1,034	34
Gross Add if Production Restored With 20% Improvement	=	1,128	38
Gross Add if Production Restored With 30% Improvement	=	1,222	41

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DoralEnergy - Phase0-Stage1 Wells 10-14-2008